Exhibit 99.2

                                 LOAN AGREEMENT


                           Dated as of March 22, 2005


                                     Between


                         BURNETT PLAZA ASSOCIATES, L.P.,


                                   as Borrower


                                       and


                             BANK OF AMERICA, N.A.,


                                    as Lender

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE 1
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1     Definitions....................................................1
Section 1.2     Principles of Construction....................................16


                                    ARTICLE 2
                                  GENERAL TERMS

Section 2.1     Loan Commitment; Disbursement to Borrower.....................16
Section 2.2     Loan Payments.................................................17
Section 2.3     Late Payment Charge...........................................18
Section 2.4     Prepayment; Defeasance........................................19
Section 2.5     Payments after Default........................................24
Section 2.6     Usury Savings.................................................24


                                    ARTICLE 3
                              CONDITIONS PRECEDENT

Section 3.1     Representations and Warranties; Compliance with Conditions....25
Section 3.2     Delivery of Loan Documents; Title Insurance; Reports; Leases..25
Section 3.3     Related Documents.............................................26
Section 3.4     Organizational Documents......................................26
Section 3.5     Opinions of Borrower's Counsel................................26
Section 3.6     Annual Budget.................................................27
Section 3.7     Taxes and Other Charges.......................................27
Section 3.8     Completion of Proceedings.....................................27
Section 3.9     Payments......................................................27
Section 3.10    Transaction Costs.............................................27
Section 3.11    No Material Adverse Change....................................27
Section 3.12    Leases and Rent Roll..........................................28
Section 3.13    Tenant Estoppels..............................................28
Section 3.14    REA Estoppels.................................................28
Section 3.15    Subordination and Attornment..................................28
Section 3.16    Tax Lot.......................................................28
Section 3.17    Property Condition Report.....................................28
Section 3.18    Management Agreement..........................................28
Section 3.19    Appraisal.....................................................28
Section 3.20    Financial Statements..........................................29
Section 3.21    Further Documents.............................................29


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                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.1     Organization..................................................29
Section 4.2     Status of Borrower............................................30
Section 4.3     Validity of Documents.........................................30
Section 4.4     No Conflicts..................................................30
Section 4.5     Litigation....................................................30
Section 4.6     Agreements....................................................31
Section 4.7     Solvency......................................................31
Section 4.8     Full and Accurate Disclosure..................................31
Section 4.9     No Plan Assets................................................32
Section 4.10    Not a Foreign Person..........................................32
Section 4.11    Enforceability................................................32
Section 4.12    Business Purposes.............................................32
Section 4.13    Compliance....................................................32
Section 4.14    Financial Information.........................................33
Section 4.15    Condemnation..................................................33
Section 4.16    Utilities and Public Access; Parking..........................33
Section 4.17    Separate Lots.................................................33
Section 4.18    Assessments...................................................34
Section 4.19    Insurance.....................................................34
Section 4.20    Use of Property...............................................34
Section 4.21    Certificate of Occupancy; Licenses............................34
Section 4.22    Flood Zone....................................................34
Section 4.23    Physical Condition............................................34
Section 4.24    Boundaries; Survey............................................35
Section 4.25    Leases and Rent Roll..........................................35
Section 4.26    Filing and Recording Taxes....................................36
Section 4.27    Management Agreement..........................................36
Section 4.28    Illegal Activity..............................................36
Section 4.29    Construction Expenses.........................................36
Section 4.30    Personal Property.............................................36
Section 4.31    Taxes.........................................................36
Section 4.32    Permitted Encumbrances........................................37
Section 4.33    Federal Reserve Regulations...................................37
Section 4.34    Investment Company Act........................................37
Section 4.35    Reciprocal Easement Agreements................................37
Section 4.36    No Change in Facts or Circumstances; Disclosure...............38
Section 4.37    Intellectual Property.........................................38
Section 4.38    Compliance with Anti-Terrorism Laws...........................38
Section 4.39    Patriot Act...................................................39
Section 4.40    Survival......................................................39


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                                    ARTICLE 5
                               BORROWER COVENANTS

Section 5.1     Existence; Compliance with Legal Requirements.................39
Section 5.2     Maintenance and Use of Property...............................40
Section 5.3     Waste.........................................................40
Section 5.4     Taxes and Other Charges.......................................40
Section 5.5     Litigation....................................................41
Section 5.6     Access to Property............................................41
Section 5.7     Notice of Default.............................................41
Section 5.8     Cooperate in Legal Proceedings................................42
Section 5.9     Performance by Borrower.......................................42
Section 5.10    Awards; Insurance Proceeds....................................42
Section 5.11    Financial Reporting...........................................42
Section 5.12    Estoppel Statement............................................44
Section 5.13    Leasing Matters...............................................44
Section 5.14    Property Management...........................................46
Section 5.15    Liens.........................................................47
Section 5.16    Debt Cancellation.............................................47
Section 5.17    Zoning........................................................47
Section 5.18    ERISA.........................................................47
Section 5.19    No Joint Assessment...........................................48
Section 5.20    Reciprocal Easement Agreements................................48
Section 5.21    Alterations...................................................48
Section 5.22    Parking Leases................................................49
Section 5.23    Bottom Guaranty...............................................49


                                    ARTICLE 6
                                ENTITY COVENANTS

Section 6.1     Single Purpose Entity/Separateness............................49
Section 6.2     Change of Name, Identity or Structure.........................53
Section 6.3     Business and Operations.......................................53
Section 6.4     Independent Manager...........................................53


                                    ARTICLE 7
                             NO SALE OR ENCUMBRANCE

Section 7.1     Transfer Definitions..........................................54
Section 7.2     No Sale/Encumbrance...........................................55
Section 7.3     Permitted Transfers...........................................55
Section 7.4     Lender's Rights...............................................56
Section 7.5     Assumption....................................................57
Section 7.6     Assumption by a Permitted Transferee..........................59
Section 7.7     Permitted Mezzanine Loan......................................59


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                                    ARTICLE 8
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 8.1     Insurance.....................................................60
Section 8.2     Casualty......................................................64
Section 8.3     Condemnation..................................................64
Section 8.4     Restoration...................................................65


                                    ARTICLE 9
                                  RESERVE FUNDS

Section 9.1     Intentionally Omitted.........................................69
Section 9.2     Intentionally Omitted.........................................69
Section 9.3     Tenant Improvements and Leasing Commissions...................69
Section 9.4     Required Work.................................................70
Section 9.5     Release of Reserve Funds......................................72
Section 9.6     Tax and Insurance Reserve Funds...............................74
Section 9.7     Intentionally Omitted.........................................75
Section 9.8     Intentionally Omitted.........................................75
Section 9.9     Reserve Funds Generally.......................................75
Section 9.10    Letters of Credit.............................................77
Section 9.11    Provisions Regarding Letters of Credit........................78


                                   ARTICLE 10
                                 CASH MANAGEMENT

Section 10.1    Lockbox Account and Cash Management Account...................79
Section 10.2    Deposits and Withdrawals......................................80
Section 10.3    Security Interest.............................................81


                                   ARTICLE 11
                           EVENTS OF DEFAULT; REMEDIES

Section 11.1    Event of Default..............................................82
Section 11.2    Remedies......................................................84


                                   ARTICLE 12
                            ENVIRONMENTAL PROVISIONS

Section 12.1    Environmental Representations and Warranties..................85
Section 12.2    Environmental Covenants.......................................86
Section 12.3    Lender's Rights...............................................86
Section 12.4    Operations and Maintenance Programs...........................87
Section 12.5    Environmental Definitions.....................................87
Section 12.6    Indemnification...............................................88


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                                   ARTICLE 13
                                SECONDARY MARKET

Section 13.1    Transfer of Loan..............................................89
Section 13.2    Delegation of Servicing.......................................89
Section 13.3    Dissemination of Information..................................89
Section 13.4    Cooperation...................................................90
Section 13.5    Securitization Indemnification................................91


                                   ARTICLE 14
                                INDEMNIFICATIONS

Section 14.1    General Indemnification.......................................95
Section 14.2    Mortgage and Intangible Tax Indemnification...................95
Section 14.3    ERISA Indemnification.........................................96


                                   ARTICLE 15
                                   EXCULPATION

Section 15.1    Exculpation...................................................96


                                   ARTICLE 16
                                     NOTICES

Section 16.1    Notices.......................................................98


                                   ARTICLE 17
                               FURTHER ASSURANCES

Section 17.1    Replacement Documents.........................................99
Section 17.2    Recording of Mortgage, etc....................................99
Section 17.3    Further Acts, Etc............................................100
Section 17.4    Changes in Tax, Debt, Credit and Documentary Stamp Laws......100
Section 17.5    Expenses.....................................................101


                                   ARTICLE 18
                                     WAIVERS

Section 18.1    Remedies Cumulative; Waivers.................................101
Section 18.2    Modification, Waiver in Writing..............................102
Section 18.3    Delay Not a Waiver...........................................102
Section 18.4    Trial by Jury................................................102
Section 18.5    Waiver of Notice.............................................103
Section 18.6    Remedies of Borrower.........................................103
Section 18.7    Waiver of Marshalling of Assets..............................103
Section 18.8    Waiver of Statute of Limitations.............................103


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Section 18.9    Waiver of Counterclaim.......................................103


                                   ARTICLE 19
                                  GOVERNING LAW

Section 19.1    Choice of Law................................................104
Section 19.2    Severability.................................................104
Section 19.3    Preferences..................................................104


                                   ARTICLE 20
                                  MISCELLANEOUS

Section 20.1    Survival.....................................................104
Section 20.2    Lender's Discretion..........................................105
Section 20.3    Headings.....................................................105
Section 20.4    Cost of Enforcement..........................................105
Section 20.5    Schedules Incorporated.......................................105
Section 20.6    Offsets, Counterclaims and Defenses..........................105
Section 20.7    No Joint Venture or Partnership; No Third Party
                  Beneficiaries..............................................105
Section 20.8    Publicity....................................................107
Section 20.9    Conflict; Construction of Documents; Reliance................107
Section 20.10   Entire Agreement.............................................107


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

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT, dated as of March 22, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "LENDER") and BURNETT PLAZA ASSOCIATES, L.P., a Delaware limited partnership having an address at 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220 (together with its successors and/or assigns, "BORROWER").

                                    RECITALS:


        Borrower desires to obtain the Loan (defined below) from Lender.

        Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

        In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE 1
                    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        SECTION 1.1. DEFINITIONS

        For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

        "ACCEPTABLE ACCOUNTANT" shall mean a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender.

        "ACCOUNT COLLATERAL" shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts; (ii) any and all amounts in or credited to the Accounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all "proceeds" (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

        "ACCOUNTS" shall mean the Lockbox Account, the Cash Management Account, the Tax and Insurance Reserve Account, the Leasing Reserve Account, and any other account or sub-account established by this Agreement, the Mortgage, or the other Loan Documents.

        "ACT" shall have the meaning set forth in Section 6.1(c).

        "ACTS OF TERROR" shall have the meaning set forth in Section 8.1(a) hereof.

        "ACTUAL OPERATING EXPENSES" shall mean, with respect to a given period of time, the portion of Operating Expenses actually payable with respect to the operation of the Property.

        "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

        "AFFILIATED MANAGER" shall have the meaning set forth in Section 7.1 hereof.

        "ALTA" shall mean American Land Title Association, or any successor thereto, or any agency or association in the State of Texas including, without limitation, the Texas State Board of Insurance, performing the equivalent function of ALTA as it relates to matters set forth in this Agreement.

        "ALTERATION THRESHOLD" means $500,000.00.

        "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Property for the applicable calendar year or other period.

        "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

        "BOTTOM GUARANTY" shall have the meaning set forth in Section 5.23 hereof.

        "BUSINESS DAY" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).

        "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in Section 10.1(a) hereof.

        "CASUALTY" shall have the meaning set forth in Section 8.2.

        "CERTIFIED COVERAGE" shall mean the scope of coverage afforded by and described in TRIA.

        "CLOSING DATE" shall mean the date of the funding of the Loan.

        "CONTROL" shall have the meaning set forth in Section 7.1 hereof.

        "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

        "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section
8.4(b)

        "CREDITORS RIGHTS LAWS" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

        "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

        "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

        "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as reasonably determined by Lender, of (i) Net Operating Income to (ii) the aggregate amount of Debt Service which would be due for the same period assuming the maximum principal amount of the Loan is outstanding and calculated at a mortgage constant equal to nine and twenty-five hundredths percent (9.25%) or such other mortgage constant as may be required from time to time by the Rating Agencies.

        "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

        "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Note Rate.

        "DEFEASANCE COLLATERAL" shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.

        "DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.4(b)(i)(D)(1) hereof.

        "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 13.5 hereof.

        "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding adversary funds on deposit therein under 12 CFR ss.9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

        "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P (or "A-" by S&P, if such depository's short term unsecured debt rating is at least "A-1" by S&P) and "Aa2" by Moody's). Notwithstanding the foregoing, prior to a Securitization, Bank of America, N.A. shall be an Eligible Institution.

        "EMBARGOED PERSON" shall mean any person identified by OFAC or any other Person with whom a Person resident in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.

        "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 12.5 hereof.

        "ENVIRONMENTAL LIENS" shall have the meaning set forth in Section 12.5 hereof.

        "ENVIRONMENTAL REPORT" shall have the meaning set forth in Section 12.5 hereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

        "EVENT OF DEFAULT" shall have the meaning set forth in Section 11.1 hereof.

        "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

        "FITCH" shall mean Fitch, Inc.

        "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

        "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

        "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 12.5 hereof.


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        "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

        "INDEMNIFIED PARTIES" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities,
(e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

        "INDEPENDENT MANAGER" shall have the meaning set forth in Section
6.4(a).

        "INSURANCE PREMIUMS" shall have the meaning set forth in Section 8.1 hereof.

        "INSURANCE PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

        "INTEREST-ONLY MONTHLY PAYMENT" shall have the meaning set forth in
Section 2.2(b) hereof.

        "INTEREST-ONLY SCHEDULED PAYMENT DATE" shall have the meaning set forth in Section 2.2(b) hereof.

        "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        "INVESTOR" shall have the meaning set forth in Section 13.3 hereof.

        "ISSUER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

        "ISSUER PERSON" shall have the meaning set forth in Section 13.5(b) hereof.

        "LEASE" shall have the meaning set forth in the Mortgage.

        "LEASING RESERVE ACCOUNT" shall have the meaning set forth in Section 9.3(b) hereof.

        "LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any material way limit the use and enjoyment thereof.

        "LETTER OF CREDIT" shall mean a clean, irrevocable and unconditional letter of credit in form and substance reasonably acceptable to Lender (a) that is issued by a commercial bank, the long term unsecured obligations of which are rated no less than A- (or the equivalent) by each of the Rating Agencies rating the Securities, (b) that is payable upon presentation of sight draft only in New York, New York to the order of Lender, (c) that has an initial expiration date of not less than one (1) year from the date of issuance and is automatically renewable, at least thirty (30) days prior to expiration, for successive one (1) year periods, (d) that is transferable from time to time by Lender without the consent of the issuing bank and (e) for which Borrower has no reimbursement or payment obligations.

        "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement (other than a financing statement giving notice of a true lease), and mechanic's, materialmen's and other similar liens and encumbrances.

        "LLC AGREEMENT" shall have the meaning set forth in Section 6.1(c).

        "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

        "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Management Agreement, the Lockbox Agreement, the Tax Payment Guaranty and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "LOAN-TO-VALUE RATIO" shall mean the ratio, expressed as a percentage of
(i) the actual outstanding aggregate principal amount of the (i) Loan at the time the Loan-to-Value Ratio is being calculated to (ii) the appraised value of the Property, based on the an updated appraisal reasonably acceptable to Lender.

        "LOCKBOX" shall mean the post office address maintained by Lockbox Bank on behalf of Borrower and Lender pursuant to the terms of the Lockbox Agreement and to which Borrower shall direct all Rents and other income from the Property be sent pursuant to the Tenant Direction Letters.

        "LOCKBOX ACCOUNT" shall have the meaning set forth in Section 10.1(a) hereof.


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

        "LOCKBOX AGREEMENT" shall mean that certain Blocked Account Agreement by and among Borrower, Lender, PPAP and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to the operation and maintenance of, and application of funds in, the Lockbox Account.

        "LOCKBOX BANK" shall mean Mellon Bank, N.A. or any successor Eligible Institution approved or appointed by Lender acting as Lockbox Bank under the Lockbox Agreement.

        "LOCKOUT PERIOD" shall mean the period commencing on the date hereof and ending on the date which is three (3) months prior to the Maturity Date.

        "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense).

        "MAJOR LEASE" shall mean as to the Property (i) any Lease which, individually or when aggregated with all other Leases at the Property with the same Tenant or its Affiliate, either (A) accounts for 50,000 square feet or more of the Property's net leaseable area and accounts for ten percent (10%) or more of the Property's aggregate Operating Income, (including the subject lease in such calculation) or (B) demises 100,000 square feet or more of the Property's net leaseable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire fee simple title to all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

        "MAJOR TENANT" shall have the meaning set forth in Section 9.3(b) hereof.

        "MANAGEMENT AGREEMENT" shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

        "MANAGER" shall mean Prentiss Properties Management, L.P., a Texas limited partnership or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

        "MATURITY DATE" shall mean April 1, 2015.

        "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

        "MEMBER" shall have the meaning set forth in Section 6.1(c).

        "MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest and principal due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.

        "MOODY'S" shall mean Moody's Investor Services, Inc.

        "MORTGAGE" shall mean that certain first priority mortgage/deed of trust/deed to secure debt and security agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "NET OPERATING INCOME" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income.

        "NET PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

        "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 8.4(b)(vi) hereof.

        "NON-CERTIFIED COVERAGE" shall mean Terrorism Coverage, which such coverage (i) is not limited by TRIA or such other applicable laws, rules, or regulations, and (ii) shall cover both foreign or domestic Acts of Terror.

        "NOTE" shall mean that certain promissory note of even date herewith in the principal amount of $114,200,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "NOTE RATE" shall mean an interest rate equal to five and one hundred sixty-three ten-thousandths percent (5.0163%) per annum.

        "OFAC" shall have the meaning set forth in Section 4.38 hereof.

        "OPERATING EXPENSES" shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including, without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 4% of the Operating Income and the management fees actually payable under the Management Agreement for such period of time, operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $205,605.00 per annum and normalized tenant improvement costs and/or leasing commissions equal to $1,039,581.00 per annum, but specifically excluding depreciation and amortization, income taxes, Debt Service, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant's Lease or other agreement, and deposits into the Reserve Accounts.

        "OPERATING INCOME" shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, without limitation, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but specifically excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards (other than Awards constituting compensation for temporary takings), percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.

        "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

        "PARTICIPATIONS" shall have the meaning set forth in Section 13.1 hereof.

        "PARKING LEASES" shall have the meaning set forth in Section 4.1.

        "PATRIOT ACT" shall have the meaning set forth in Section 4.38 hereof.

        "P&I MONTHLY PAYMENT" shall have the meaning set forth in Section 2.2(b) hereof.

        "P&I SCHEDULED PAYMENT DATE" shall have the meaning set forth in Section 2.2(b) hereof.

        "PERMITTED ENCUMBRANCES" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested pursuant to the Loan Documents, mechanics' or materialmen's liens being contested pursuant to the Loan Documents, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion.

        "PERMITTED INVESTMENTS" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

        (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies,
(iii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
(iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

        (b)     Federal Housing Administration debentures;

        (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

        (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

        (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

        (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

        (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

        (h) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

        (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

        provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

        "PERMITTED TRANSFEREE" shall mean, in connection with a proposed transfer by Borrower of all of its right, title and interest in and to the Property, a transferee which is:

                (i) a pension fund, pension trust or pension account that immediately prior to such transfer has total real estate assets with a market value (calculated by the Permitted Transferee but subject to Lender's review and reasonable approval of such calculations) of at least $500,000,000;

                (ii) a pension fund advisor who (a) immediately prior to such transfer controls, directly and/or indirectly, real estate assets with a market value (calculated by the Permitted Transferee but subject to Lender's review and reasonable approval of such calculations) of at least $500,000,000 (exclusive of the Property), and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition;

                (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia)
        (i) with a net worth, determined as of a date no more than six (6) months prior to the date of the proposed transfer, of at least $500,000,000, and (ii) who, immediately prior to such proposed transfer, controls, directly and/or indirectly, real estate assets with a market value (calculated by the Permitted Transferee but subject to Lender's review and reasonable approval of such calculations) of at least $500,000,000 (exclusive of the Property);

                (iv) an association organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (i) with a combined capital surplus of at least $500,000,000, and (ii) who, immediately prior to such transfer, controls, directly or indirectly, real estate assets with a market value (calculated by the Permitted Transferee but subject to Lender's review and reasonable approval of such calculations) of at least $500,000,000 (exclusive of the Property); or

                (v) any Person (a) with an "investment grade rating" from each of the Rating Agencies; or (b) who owns and operates at least 10 first-class office buildings totaling at least five (5) million square feet in major metropolitan markets (exclusive of the Property), who has a net worth, determined as of a date no more than six (6) months prior to the date of the proposed transfer, of at least $500,000,000 (exclusive of the Property) and who, immediately prior to such proposed transfer, controls, directly and/or indirectly, real estate assets with a market value (calculated by the Permitted Transferee but subject to Lender's review and reasonable approval of such calculations) of at least $500,000,000 (exclusive of the Property).

        "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

        "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

        "POLICIES" shall have the meaning set forth in Section 8.1 hereof.

        "PPAP" shall mean Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership.

        "PPT" shall mean Prentiss Properties Trust, a Maryland real estate investment trust.

        "PROHIBITED TRANSFER" shall have the meaning set forth in Section 7.2 hereof.

        "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".

        "PROPERTY CONDITION REPORT" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

        "PROVIDED INFORMATION" shall have the meaning set forth in Section 13.4(a) hereof.

        "QUALIFIED INSTITUTION" shall mean shall mean an entity reasonably acceptable to Lender and the Rating Agencies rating the Securities in all respects that is either (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine and commercial mortgage loans, as the case may be, which in each case (A) has total assets (in name or under management) in excess of $500,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of at least $250,000,000, and (B) is regularly engaged in the business of making or owning commercial mortgage loans.

        "QUALIFIED MANAGER" shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its Affiliates, at least ten (10) first class office buildings totaling at least 3,500,000 square feet of gross leaseable area, exclusive of the Property and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies rating the Securities that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.

        "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

        "REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.

        "RELEASE" shall have the meaning set forth in Section 12.5 hereof.

        "REMIC PROHIBITION PERIOD" shall have the meaning set forth in Section 2.4(b)(iv) hereof.

        "REMIC TRUST" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Code) that holds the Note.

        "RENT ROLL" shall have the meaning set forth in Section 4.25 hereof.

        "RENTS" shall have the meaning set forth in the Mortgage.

        "REQUIRED WORK" shall have the meaning set forth in Section 9.4 hereof.

        "RESERVE ACCOUNTS" shall mean the Tax and Insurance Reserve Account, Leasing Reserve Account, or any other escrow account established by the Loan Documents.

        "RESERVE FUNDS" shall mean the Tax and Insurance Reserve Funds, Leasing Reserve Funds, or any other escrow funds established by the Loan Documents.

        "RESTORATION" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

        "RESTORATION CONSULTANT" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

        "RESTORATION RETAINAGE" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

        "RESTRICTED PARTY" shall have the meaning set forth in Section 7.1 hereof.

        "SALE OR PLEDGE" shall have the meaning set forth in Section 7.1 hereof.

        "SCHEDULED PAYMENT DATE" shall have the meaning set forth in Section 2.2(b) hereof.

        "SECURITIES" shall have the meaning set forth in Section 13.1 hereof.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SECURITIES LIABILITIES" shall have the meaning set forth in Section
13.5 hereof.

        "SECURITIZATION" shall have the meaning set forth in Section 13.1 hereof.

        "SPECIAL MEMBER" shall have the meaning set forth in Section 6.1(c).

        "SPE COMPONENT ENTITY" shall have the meaning set forth in Section 6.1(b) hereof.

        "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "STATE" shall mean the state in which the Property or any part thereof is located.

        "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.4(b)(iii) hereof.

        "TAX AND INSURANCE RESERVE FUNDS" shall have the meaning set forth in
Section 9.6 hereof.

        "TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.6 hereof.

        "TAX PAYMENT GUARANTY" shall have the meaning set forth in Section 9.6.

        "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

        "TENANT" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

        "TENANT DIRECTION LETTER" shall have the meaning set forth in Section 10.2(a)(i) hereof.

        "TERMINATION FEE DEPOSIT" shall have the meaning set forth in Section 9.3(b).

        "TITLE INSURANCE POLICY" shall mean that certain TLTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

        "TRANSFEREE" shall have the meaning set forth in Section 7.5 hereof.

        "TRIA" shall mean the Terrorism Risk Insurance Act of 2002, as the same may be extended from time to time.

        "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

        "UNDERWRITER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

        SECTION 1.2. PRINCIPLES OF CONSTRUCTION.

        All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                   ARTICLE 2
                                  GENERAL TERMS

        SECTION 2.1.    LOAN COMMITMENT; DISBURSEMENT TO BORROWER

        (a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

        (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

        (c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

        (d) Borrower shall use the proceeds of the Loan to (i) repay loans secured by liens encumbering the Property, (ii) pay certain costs in connection with the financing of the Property, (iii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property, and (vi) distribute the balance, if any, to its partners.

        SECTION 2.2.    LOAN PAYMENTS

        (a) The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

        (b) Borrower hereby agrees to pay sums due under the Note as follows: (i) an initial payment of $159,128.20 is due on the Closing Date for interest from the Closing Date through and including March 31, 2005; (ii) thereafter, except as may be adjusted in accordance with the last sentence of
Section 2.2(c), consecutive monthly installments of interest only shall be payable pursuant to the terms of Section 2.2(d) (the "INTEREST-ONLY MONTHLY PAYMENT") on the first (1st) day of each month beginning on May 1, 2005 through and including April 1, 2008 (each an "INTEREST-ONLY SCHEDULED PAYMENT DATE"); and (iii) thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), consecutive monthly installments of principal and interest in an amount equal to $614,188.44 shall be payable pursuant to the terms of Section 2.2(d) (the "P&I MONTHLY PAYMENT"; and, together with the Interest-Only Monthly Payment, collectively the "MONTHLY PAYMENT AMOUNT") on the first (1st) day of each month beginning on May 1, 2008 (each a "P&I SCHEDULED PAYMENT DATE"; and together with the Interest Only Scheduled Payment Date, collectively, each a "SCHEDULED PAYMENT DATE") until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

        (c) The Interest-Only Monthly Payments shall be calculated on the basis of the actual days elapsed for an interest accrual period and a three hundred sixty (360) day year. The P&I Monthly Payment shall mean the amount of interest and principal which would be due in order to fully amortize the principal amount of the Loan, over an amortization term of 30 years assuming an annual interest rate equal to the Note Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each is solely for the purpose of determining the P&I Monthly Payment, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Section 2.2(a) above. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above. Following any partial prepayment occurring solely as a result of the application of Insurance Proceeds or Awards pursuant to the terms of this Agreement, Lender shall adjust the Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

        (d) Each payment by Borrower hereunder or under the Note shall be payable at P.O. Box 65585, Charlotte, North Carolina 28265-0585, or by wire transfer to Bank of America, N.A., ABA #111000025, Account #4782779943 for credit to CMSG, Servicing #3197753, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

        (e) Except during the continuance of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

        (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

        SECTION 2.3.    LATE PAYMENT CHARGE

        If any principal or interest payment is not paid by Borrower on or before the date after the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law. Notwithstanding anything to the contrary set forth in this Agreement, in the event that Borrower fails to make a payment required to be made on a Scheduled Payment Date (other than the Maturity Date), and such failure has not occurred on any other occasion in the preceding twelve (12) month period, then Lender's right to charge Borrower a late payment charge as set forth above by reason of such failure shall be conditioned on Borrower's failure to cure such default by 12:30 p.m. on the first (1st) Business Day after notice is delivered to Borrower of such failure.

        SECTION 2.4.    PREPAYMENT; DEFEASANCE

        Except as otherwise expressly permitted by this Section 2.4 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

        (a) LOCKOUT PERIOD. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(c) hereof.

        (b)     DEFEASANCE.

                (i) Notwithstanding any provisions of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this
        Section 2.4, at any time other than during a REMIC Prohibition Period, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

                        (A) no Event of Default has occurred and is continuing under any of the Loan Documents;

                        (B) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the "RELEASE DATE"), such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender's costs and expenses incurred as a result of such cancellation or extension;

                        (C) all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 2.4(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

                        (D) Borrower shall deliver to Lender on or prior to the Release Date:

                                (1) a pledge and security agreement, in form and substance satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral, as defined herein (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

                                (2) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities, that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including all amounts due on the Maturity
                        Date) for the balance of the term hereof (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its sole discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                                (3)     a certificate of Borrower certifying
                        that all of the requirements set forth in this Section 2.4(b)(i) have been satisfied;

                                (4)     one or more opinions of counsel for
                        Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the

                        Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) if required by the Rating Agencies rating the Securities, in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and
                        (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                                (5)     a certificate in form and scope
                        acceptable to Lender in its reasonable discretion from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date); and

                                (6) such other certificates, documents and instruments as Lender may in its sole discretion require; and

                        (E) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not in and of itself result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

                (ii) Upon compliance with the requirements of Section 2.4(b)(i), the Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.

                (iii)   Upon the release of the Property in accordance with this
        Section 2.4(b), Borrower shall (at Lender's sole and absolute discretion) assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its sole and absolute discretion ("SUCCESSOR BORROWER"). Successor Borrower shall execute an assignment and assumption agreement in form and substance satisfactory to Lender in its sole and absolute discretion pursuant to which it shall assume Borrower's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent Lender stating, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may require, and (B) pay all fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement, subject to a nonrecourse provision in the form of Article 15 hereof.

                (iv) For purposes of this Section 2.4, "REMIC Prohibition Period" means the earlier of (A) the first day of the forty-second
        (42nd) month following the date hereof or (B) the expiration of the two-year period commencing with the "startup day" within the meaning of
        Section 860G(a)(9) of the Code of any REMIC Trust that holds the Note. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in
        Section 2.4(b)(i)(B); PROVIDED, HOWEVER, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

        (c) INVOLUNTARY PREPAYMENT DURING THE LOCKOUT PERIOD. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender's acceleration of the Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment
Date), pay to Lender a prepayment premium in an amount calculated in accordance with this Section 2.4(c). Such prepayment premium shall be in an amount equal to the greater of:

                (i)     1% of the portion of the Loan being prepaid; or

                (ii)    the product obtained by multiplying:

                        (A)     the portion of the Loan being prepaid, times;

                        (B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times;

                        (C) the present value factor calculated using the following formula:

                                1-(1r)-n
                                ---------
                                    r

                                r  =   Yield Rate
                                n  =   the number of years and any fraction
                                       thereof, remaining between the date the
                                       prepayment is made and the Maturity Date of the Note.

        As used herein, "Yield Rate" means the yield rate for the 4.0% U.S. Treasury Security due February 15, 2015, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for the such U.S. Treasury Security, then the "Yield Rate" shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at Lender's sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, Lender shall determine such Yield Rate from another source selected by Lender in Lender's sole and absolute discretion. The "Prepayment Calculation Date" shall mean, as applicable, the date on which (i) Lender applies any partial prepayment to the reduction of the outstanding principal amount the Note, in the case of a voluntary partial prepayment which is accepted by Lender, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

        (d) INSURANCE AND CONDEMNATION PROCEEDS; EXCESS INTEREST. Notwithstanding any other provision herein to the contrary, and provided no Event of Default is continuing, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

        (e) AFTER THE LOCKOUT PERIOD. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this
Section 2.4(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date.

        (f) LIMITATION ON PARTIAL PREPAYMENTS. In no event shall Lender have any obligation to accept a partial prepayment.

        SECTION 2.5.    PAYMENTS AFTER DEFAULT

        Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan,
(a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of Article 10 hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

        SECTION 2.6.    USURY SAVINGS

        This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

        The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date; provided, however, that the funding of the Loan on the Closing Date shall be deemed to be conclusive evidence of the fulfillment or waiver of such conditions except to the extent the same survive in an agreement executed and delivered by the parties hereto on the Closing Date.

        SECTION 3.1.    REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH
                        CONDITIONS

        The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

        SECTION 3.2.    DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS;
                        LEASES

        (a) MORTGAGE, LOAN AGREEMENT AND NOTE. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Lockbox Agreement, this Agreement, the Note and Assignment of Management Agreement and all other Loan Documents.

        (b) TITLE INSURANCE. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender (it being agreed that Chicago Title Insurance Company is acceptable to Lender) and dated as of the Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

        (c) SURVEY. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys including items 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11(a) (as to utilities, surface matters only) and 13 on Table A thereof. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

        (d) INSURANCE. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

        (e) ENVIRONMENTAL REPORTS. Lender shall have received an Environmental Report in respect of the Property reasonably satisfactory to Lender.

        (f) ZONING/BUILDING CODE. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

        (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received reasonably satisfactory evidence thereof.

        (h) LIEN SEARCHES. Borrower shall have delivered to Lender certified search results pertaining to the Borrower, Burnett Plaza Associates and such other Persons or any SPE Component Entity as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

        SECTION 3.3.    RELATED DOCUMENTS

        Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

        SECTION 3.4.    ORGANIZATIONAL DOCUMENTS

        On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower and each SPE Component Entity which must be acceptable to Lender in its reasonable discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower and each SPE Component Entity, as Lender may request in its reasonable discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

        SECTION 3.5.    OPINIONS OF BORROWER'S COUNSEL

        Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the

Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion.

        SECTION 3.6.    ANNUAL BUDGET

        Borrower shall have delivered the Annual Budget for the current fiscal year, a copy of which is attached as Exhibit A hereto.

        SECTION 3.7.    TAXES AND OTHER CHARGES

        Borrower shall have paid all Taxes and Other Charges currently due and payable (or due within sixty (60) days of the Closing Date) relating to the Property, which amounts may be funded with proceeds of the Loan.

        SECTION 3.8.    COMPLETION OF PROCEEDINGS

        All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

        SECTION 3.9.    PAYMENTS

        All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

        SECTION 3.10.   TRANSACTION COSTS

        Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation, Securitization (subject to Section 13.4 hereof) and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting and origination expenses; Securitization expenses (subject to Section 13.4 hereof); and all actual, reasonable legal fees and expenses charged by counsel to Lender.

SECTION 3.11.     NO MATERIAL ADVERSE CHANGE

        There shall have been no material adverse change in the financial condition or business condition of the Property, PPT, PPAP, Borrower, any SPE Component Entity, Manager or any other person or party contributing to the operating income and operations of the Property since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. None of Borrower, PPT, PPAP, any SPE Component Entity or Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

        SECTION 3.12.   LEASES AND RENT ROLL

        Lender shall have received copies of all Leases affecting the Property, which shall be satisfactory in form and substance to Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

        SECTION 3.13.   TENANT ESTOPPELS

        Borrower shall have delivered to Lender an executed tenant estoppel letter, which shall be in form and substance reasonably satisfactory to Lender, from (a) each Tenant under a Lease which accounts for 50,000 square feet or more of the net leaseable area at the Property and (b) Tenants leasing, in the aggregate (including the Tenants described in clause (a) above), not less than eighty percent (80%) of the gross leaseable area at the Property.

        SECTION 3.14.   REA ESTOPPELS

        Borrower shall have delivered to Lender an executed REA estoppel letter, which shall be in form and substance satisfactory to Lender, from each party to any REA for the Property.

        SECTION 3.15.   SUBORDINATION AND ATTORNMENT

        To the extent required by Lender, Borrower shall have delivered to Lender executed instruments acceptable to Lender subordinating to the Mortgage all of the Leases affecting the Property previously designated by Lender.

        SECTION 3.16.   TAX LOT

        Lender shall have received evidence that the Property constitutes one
(1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

        SECTION 3.17.   PROPERTY CONDITION REPORT

        Lender shall have received a Property Condition Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

        SECTION 3.18.   MANAGEMENT AGREEMENT

        Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

        SECTION 3.19.   APPRAISAL

        Lender shall have received an appraisal of the Property, which shall be reasonably satisfactory in form and substance to Lender.

        SECTION 3.20.   FINANCIAL STATEMENTS

        Lender shall have received financial statements and related information in form and substance reasonably satisfactory to Lender, including, without limitation, a balance sheet, income and expense statement and statement of cash flows with respect to Borrower and an operating statement with respect to the Property for the year-to-date 2005, 2004, 2003 and 2002, unaudited, together with a certification from Borrower that such financial statements are in the form used to form the basis of the audited financial statements of PPT.

        SECTION 3.21.   NET OPERATING INCOME

        The Net Operating Income for the Property is not less than $10,741,053 as determined by Lender in its sole discretion pursuant to its standard underwriting procedures for loans which are consummated by Lender for the purpose of any Securitization.

        SECTION 3.22.   FURTHER DOCUMENTS

        Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Lender as of the Closing Date that:

        SECTION 4.1.    ORGANIZATION

        Borrower (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property (including acting as lessee under certain lease agreements for parking in the surrounding area (such leases being referred to herein as the "PARKING LEASES"), and (d) has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower represents and warrants that the chart attached hereto as Exhibit B sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower and each SPE Component Entity (if any).

        SECTION 4.2.    STATUS OF BORROWER

        Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is organized under the laws of the state of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is 3936249.

        SECTION 4.3.    VALIDITY OF DOCUMENTS

        Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        SECTION 4.4.    NO CONFLICTS

        The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

        SECTION 4.5.    LITIGATION

        There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's knowledge, threatened against or affecting Borrower, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property.

        SECTION 4.6.    AGREEMENTS

        Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property other than the Permitted Encumbrances, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Except as may be disclosed in any Tenant estoppel certificates delivered prior to the date hereof to Lender, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound which could materially adversely affect the condition or business of Borrower or the condition or ownership of the Property. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents, Tenant Leases and the Parking Leases.

        SECTION 4.7.    SOLVENCY

        Borrower has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower, any SPE Component Entity (if any) or Affiliated Manager.

        SECTION 4.8.    FULL AND ACCURATE DISCLOSURE

        To the best of Borrower's knowledge, no statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can reasonably foresee, might materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

        SECTION 4.9.    NO PLAN ASSETS

        Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

        SECTION 4.10.   NOT A FOREIGN PERSON

        Borrower is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Internal Revenue Code of 1986), and if requested by Lender, Borrower will so certify (or in the case of a disregarded entity, its owner will certify) to Lender or a person designated by Lender under penalties of perjury to the accuracy of this representation, and will provide in such certification such additional information as Lender may reasonably request.

        SECTION 4.11.   ENFORCEABILITY

        The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto. To Borrower's knowledge, no Default or Event of Default exists under or with respect to any Loan Document.

        SECTION 4.12.   BUSINESS PURPOSES

        The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

        SECTION 4.13.   COMPLIANCE

        Except as expressly disclosed either by Borrower to Lender in writing in connection with the closing of the Loan or in the Property Condition Report or Environmental Report, Borrower and the Property, and the use and operation thereof, comply in all material respects with all material Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation, which default or violation could materially and adversely affect the Property or the business, operations or condition of Borrower. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any material part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

        SECTION 4.14.   FINANCIAL INFORMATION

        All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower and/or the Property including disclosures in footnotes of audited financial statements of PPT which have been delivered to Lender (a) are true, complete and correct in all material respects and (b) accurately represent the financial condition of Borrower or the Property, as applicable, as of the date of such reports. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements (including disclosures in footnotes of audited financial statements of PPT which have been delivered to Lender), other than the Debt. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

        SECTION 4.15.   CONDEMNATION

        No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

        SECTION 4.16.   UTILITIES AND PUBLIC ACCESS; PARKING

        Except as shown in the survey, the Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply in all material respects with all Legal Requirements.

        SECTION 4.17.   SEPARATE LOTS

        The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

        SECTION 4.18.   ASSESSMENTS

        To Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

        SECTION 4.19.   INSURANCE

        Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No material claims have been made under any of the Policies with regard to the Property, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

        SECTION 4.20.   USE OF PROPERTY

        The Property is used exclusively for office purposes and other appurtenant and related uses as disclosed in the Leases.

        SECTION 4.21.   CERTIFICATE OF OCCUPANCY; LICENSES

        All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain (or cause to be kept and maintained) all material licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity in all material respects with the final certificate of occupancy (or compliance, if applicable) and any other permits or licenses issued for the Property.

        SECTION 4.22.   FLOOD ZONE

        None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

        SECTION 4.23.   PHYSICAL CONDITION

        Except as set forth in the Property Condition Report, to Borrower's knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. Except as set forth in the Property Condition Report, to Borrower's knowledge, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which has not been remedied or which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

        SECTION 4.24.   BOUNDARIES; SURVEY

        (a) Except as may be shown on the Survey, none of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property. To the knowledge of Borrower, the Survey does not fail to reflect any material matter affecting the Property or the title thereto.

        SECTION 4.25.   LEASES AND RENT ROLL

        Borrower has delivered to Lender a true, correct and complete, in all material respects, rent roll for the Property (a "RENT ROLL") which includes all Leases affecting the Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, and to Borrower's knowledge, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to Borrower's knowledge, there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender other than assignments and pledges which have been released, and no other Person has any interest therein except the Tenants thereunder; and (n) no conditions exist which now give any Tenant or party the right to "go dark" pursuant to the provision of its Lease and/or the REA.

        SECTION 4.26.   FILING AND RECORDING TAXES

        All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

        SECTION 4.27.   MANAGEMENT AGREEMENT

        The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement which are currently due and payable are accrued and unpaid.

        SECTION 4.28.   ILLEGAL ACTIVITY

        No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

        SECTION 4.29.   CONSTRUCTION EXPENSES

        All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full other than sums to be paid in the ordinary course of Borrower's business. To Borrower's knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

        SECTION 4.30.   PERSONAL PROPERTY

        Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants' property and property owned by Manager) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

        SECTION 4.31.   TAXES

        Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities prior to delinquency pursuant to such returns or pursuant to any assessments received by it. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

        SECTION 4.32.   PERMITTED ENCUMBRANCES

        None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

        SECTION 4.33.   FEDERAL RESERVE REGULATIONS

        Borrower will use the proceeds of the Loan for the purposes set forth in
Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

        SECTION 4.34.   INVESTMENT COMPANY ACT

        Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

        SECTION 4.35.   RECIPROCAL EASEMENT AGREEMENTS

        (a) Neither Borrower, nor, to Borrower's knowledge, any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;

        (b) All easements granted pursuant to the REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

        (c) All sums due and owing by Borrower to the other parties to the REA (or by the other parties to the REA to the Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;

        (d) To Borrower's knowledge, the terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

        (e) The terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in the REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

        SECTION 4.36.   NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE

        To Borrower's knowledge, all information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. To Borrower's knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. To Borrower's knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

        SECTION 4.37.   INTELLECTUAL PROPERTY

        All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

        SECTION 4.38.   COMPLIANCE WITH ANTI-TERRORISM LAWS

        Neither Borrower nor any Person who Controls Borrower currently is identified by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") or otherwise qualifies as a Embargoed Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns a direct or indirect equity interest in Borrower (except for PPT and PPT's direct or indirect owners and any other partners in PPAP) is an Embargoed Person or is Controlled by an Embargoed Person. Borrower is not in violation of any applicable law relating to anti-money laundering or anti-terrorism, including, without limitation, those related to transacting business with Embargoed Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations (collectively, as the same may be amended from time to time, the "PATRIOT ACT") to the extent applicable to Borrower and such other Persons.

        SECTION 4.39.   PATRIOT ACT

        Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits any lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, the Patriot Act. In addition, Borrower hereby agrees to provide to Lender any additional information that Lender deems reasonably necessary from time to time in order to ensure compliance in all material respects with all applicable laws concerning money laundering and similar activities.

        SECTION 4.40.   SURVIVAL

        Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 4 and elsewhere in this Agreement and in the other Loan Documents are being made as of the date of this Agreement and shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender as of the date of this Agreement notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                   ARTICLE 5
                               BORROWER COVENANTS

        From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

        SECTION 5.1.    EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS

        (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, material licenses, material permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any material part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used by Borrower in connection with the operation of the Property.

        (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security, if any, as may be required in the proceeding during the pendency of such proceeding to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

        SECTION 5.2.    MAINTENANCE AND USE OF PROPERTY

        Borrower shall cause the Property to be maintained in a good and safe condition and repair except for ordinary wear and tear and damages from a Casualty or Condemnation. The Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of
Section 5.21, materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender (not to be unreasonably withheld). If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

        SECTION 5.3.    WASTE

        Subject to ordinary wear and tear, Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any of the Policies, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

        SECTION 5.4.    TAXES AND OTHER CHARGES

        (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof or contests Taxes and Other Charges pursuant to
Section 5.4(b). Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

        (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

        SECTION 5.5.    LITIGATION

        Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

        SECTION 5.6.    ACCESS TO PROPERTY

        Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

        SECTION 5.7.    NOTICE OF DEFAULT

        Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower or the Property or of the occurrence of any Default or Event of Default of which Borrower has actual knowledge.

        SECTION 5.8.    COOPERATE IN LEGAL PROCEEDINGS

        Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election to participate in any such proceedings.

        SECTION 5.9.    PERFORMANCE BY BORROWER

        Borrower shall in a timely manner observe, perform and fulfill each and every material covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

        SECTION 5.10.   AWARDS; INSURANCE PROCEEDS

        Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

        SECTION 5.11.   FINANCIAL REPORTING

        (a) Borrower shall keep adequate books and records of account in accordance with GAAP, in the form previously delivered to Lender in connection with the closing of the Loan, consistently applied and shall furnish to Lender:

                (i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual certified rent rolls signed and dated by Borrower in the form (and in similar content) to that which was provided to and approved by Lender in connection with the closing of the Loan, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

                (ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual unaudited operating statements of the Property, prepared and certified by Borrower in the form (and in similar content) to that which was previously delivered to Lender in connection with the closing of the Loan, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

                (iii) unaudited quarterly and annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrower in the form delivered to Lender in connection with the closing of the Loan (with the annual financial statements in the form used as the basis of the audited financial statements of PPT), within thirty (30) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as the case may be; and

                (iv) an Annual Budget not later than fifteen (15) days prior to the commencement of each fiscal year of Borrower in the form (and in similar content) to that which was previously delivered to Lender in connection with the closing of the Loan.

        (b) Upon request from Lender, Borrower shall promptly furnish to Lender, to the extent not provided to Lender in any other reports required to be delivered to Lender under this Section 5.11:

                (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and any other information reasonably requested by Lender, in reasonable detail and certified by Borrower to be true and complete in all respects, to its knowledge, but no more frequently than quarterly;

                (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

                (iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

        (c)     (intentionally omitted)

        (d) Borrower shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease to the extent not prohibited in such Leases), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

        (e) Without limiting any other rights available to Lender under this Loan Agreement or any of the other Loan Documents, in the event Borrower shall fail to timely furnish Lender any financial document or statement in accordance with this Section 5.11,

Borrower shall promptly pay to Lender a non-refundable charge in the amount of $250 for each such failure. The payment of such amount shall not be construed to relieve Borrower of any Event of Default hereunder arising from such failure.

        (f) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer or other authorized officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual), to such person's knowledge in his or her representative capacity.

        SECTION 5.12.   ESTOPPEL STATEMENT

        (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

        (b) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request (such request being made no more frequently than once every two (2) calendar years, except during the continuance of an Event of Default or in connection with a Securitization), duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

        (c) After request by Borrower, made no more frequently than twice per year, Lender shall within twenty (20) Business Days furnish Borrower with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note,
(iii) the unpaid principal amount of the Note, subject to correction of any errors, (iv) the date installments of interest and/or principal were last paid and the next date when such payments are due, subject to correction of any errors, and (v) to Lender's knowledge, any Defaults.

        SECTION 5.13.   LEASING MATTERS.

        (a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a "RENEWAL LEASE")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm's-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender, (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the fee simple interest in the Property, (vi) has a base term of less than twenty-five (25) years including options to renew,
(vii) has no rent credits, free rents or concessions granted thereunder in excess of what is commonly available in the market, and (viii) is written on the standard form of lease approved by Lender, with commercially reasonable modifications. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower's certification that, to its knowledge, it has satisfied all of the conditions of this Section in all material respects. Lender's approval under this Section 5.13(a) shall not be unreasonably withheld and shall be deemed to have been given if Lender fails to object to such request for approval within ten (10) Business Days following Borrower's submittal to Lender of all materials required by Lender to make a determination, provided such written request to Lender for approval is marked in bold lettering with the following language:
"LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY".

        (b) Borrower (i) shall observe and perform all the material obligations imposed upon the landlord under the Leases in all material respects and shall not do or permit to be done anything to materially and adversely impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of material default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed which Borrower deems reasonably prudent to enforce; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Major Leases not in accordance with their terms, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed.

        (c) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease which is not a Major Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) which is not a Major Lease. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this subsection.

        (d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease. In connection with obtaining Lender's consent to any proposed Major Lease, Borrower shall deliver the proposed Major

Lease to Lender, which proposed Major Lease shall be redlined against the standard form previously approved by Lender. Lender shall have ten (10) Business Days to approve such proposed Major Lease after Lender's receipt of all materials Lender reasonably requires to evaluate such Major Lease, provided such written request to Lender for approval is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". If Lender does not respond to Borrower's requested approval within such ten (10) Business Day period, such proposed Major Lease shall be deemed approved. At the request of Borrower or any Tenant under a Major Lease, Lender shall execute and deliver non-disturbance agreements to any tenant signing a Major Lease approved or deemed approved by Lender substantially in the form of the subordination, non-disturbance and attornment agreement attached hereto as Exhibit C, provided such tenant also signs such agreement. Additionally, Lender's consent to any renewal, extension, subleasing, amendment or modification of a Major Lease shall not be unreasonably withheld and shall be deemed given if notice of Lender's dissent is not delivered to Borrower within ten (10) Business Days after Borrower delivers to Lender the proposed amendment, modification or renewal as the case may be and any other documentation reasonably required by Lender to evaluate the request, provided such written request to Lender for approval is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY"..

        (e) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Lease during the continuance of an Event of Default.

        SECTION 5.14.   PROPERTY MANAGEMENT

        (a) Borrower shall (i) promptly perform and observe in all material respects all of the material covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreement.

        (b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing and the Debt has been accelerated; or (iii) a default has occurred and is continuing under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions reasonably satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

        (c)     (intentionally omitted)

        (d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

        SECTION 5.15.   LIENS

        Subject to Borrower's right to contest same pursuant to the terms of the Mortgage, Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

        SECTION 5.16.   DEBT CANCELLATION

        Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

        SECTION 5.17.   ZONING

        Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

        SECTION 5.18.   ERISA

        (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

        (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole reasonable discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                        (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

                        (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                        (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or (e).

        SECTION 5.19.   NO JOINT ASSESSMENT

        Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

        SECTION 5.20.   RECIPROCAL EASEMENT AGREEMENTS

        Borrower shall not enter into, terminate or modify any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

        SECTION 5.21.   ALTERATIONS

        Lender's prior approval (not to be unreasonably withheld) shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on the Property, or (b) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash,
(ii) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies rating the Securities, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies rating the Securities. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

        SECTION 5.22.   PARKING LEASES

        Borrower shall at all times comply with all of the material terms of the Parking Leases. If Borrower receives any notice of default under the Parking Leases, Borrower shall immediately deliver a copy of such notice to Lender. Borrower shall have the right, without the prior consent of Lender, to replace any Parking Lease with a replacement parking lease on the same or better terms as the Parking Lease it replaces or to cancel any Parking Lease, pursuant to its terms, provided Borrower at all times maintains adequate parking at the Property or otherwise to comply with Legal Requirements and the terms and conditions of the Leases at the Property (including, without limitation, any parking space requirements) on an individual and on an aggregate basis.

        SECTION 5.23.   BOTTOM GUARANTY

        Lender hereby agrees to permit limited partners in PPAP to provide a guaranty or guaranties of the last amounts due to Lender hereunder (each a "BOTTOM GUARANTY"), provided, however, that any such Bottom Guaranty shall be released upon Borrower's written request (whether before or after an Event of Default) and provided further that the existence of a Bottom Guaranty shall not interfere with the exercise of Lender's remedies under the Loan Agreement or the other Loan Documents.

                                   ARTICLE 6
                                ENTITY COVENANTS

        SECTION 6.1.    SINGLE PURPOSE ENTITY/SEPARATENESS

        Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

        (a)     Borrower has not and will not:

                (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

                (ii) acquire or own any assets other than (A) the Property and the Parking Leases, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

                (iii) except as may be expressly permitted in the Loan Documents, merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

                (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

                (v) own any subsidiary, or make any investment in, any Person;

                (vi) commingle its assets with the assets of any other Person, or permit any Affiliate or constituent party independent access to its bank accounts (provided that distributions to partners in Borrower made not in violation of the Loan Documents shall not be considered funds of Borrower once distributed);

                (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) Taxes, Other Charges and Insurance Premiums, (C) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (D) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (C) and (D) shall not exceed at any time four percent (4%) of the outstanding principal amount of the Note;

                (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

                (ix) other than the Management Agreement or a Bottom Guaranty, enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

                (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

                (xii) make any loans or advances to any Person other than notes from Tenants for tenant improvement costs and for delinquent rents;

                (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

                (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity, provided, however, that Borrower may describe itself as a wholly-owned subsidiary of PPAP or PPT and be permitted to disclose its relationship with PPAP or PPT to comply with public filing requirements applicable to PPT;

                (xv) fail to maintain adequate capital, to the extent Borrower is able to do so from Operating Income generated at the Property, for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                (xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of each SPE Component Entity (if any), including, without limitation, each Independent Manager, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

                (xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

                (xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

                (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

                (xx) violate or cause to be violated the assumptions made with respect to Borrower, Manager (if applicable) and their respective direct and/or indirect owners in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

                (xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations which may be zero employees.

        (b) If Borrower is a limited partnership or limited liability company, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an "SPE COMPONENT ENTITY") of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section

6.1(a)(iii) - (vi) and (viii) - (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies which rated the Securities with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

        (c) In the event Borrower is a single member Delaware limited liability company, the limited liability company agreement of Borrower (the "LLC AGREEMENT") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("MEMBER") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("SPECIAL MEMBER") and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Manager. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "ACT"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

        Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

        SECTION 6.2.    CHANGE OF NAME, IDENTITY OR STRUCTURE

        Borrower shall not change or permit to be changed (a) Borrower's name,
(b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower or each SPE Component Entity (if any), (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

        SECTION 6.3.    BUSINESS AND OPERATIONS

        Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

        SECTION 6.4.    INDEPENDENT MANAGER

        (a) The organizational documents of each SPE Component Entity (if any) shall provide that at all times there shall be, and Borrower shall cause there to be, at least one duly appointed member of the board of managers (an "INDEPENDENT MANAGER") of such SPE Component Entity reasonably satisfactory to Lender which is not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a manager of such SPE Component Entity, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any Affiliate of any of them; (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or
(iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

        (b) The organizational documents of each SPE Component Entity (if any) shall provide that the board of managers of such SPE Component Entity shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of managers of such SPE Component Entity of Borrower unless at the time of such action there shall be at least one member of the board of managers who is an Independent Manager. Such SPE Component Entity will not, without the unanimous written consent of its board of managers including each Independent Manager, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

                                   ARTICLE 7
                             NO SALE OR ENCUMBRANCE

        SECTION 7.1.    TRANSFER DEFINITIONS

        For purposes of this Article 7 an "AFFILIATED MANAGER" shall mean any managing agent in which Borrower, PPAP, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "CONTROL" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise (provided, however, that Lender acknowledges that any Permitted Transferee that owns a direct or indirect interest in Borrower may have consent rights to material decisions with respect to the operation, management, financing and disposition of the Property); "RESTRICTED PARTY" shall mean Borrower, any SPE Component Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, PPAP, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager; and a "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

        SECTION 7.2.    NO SALE/ENCUMBRANCE

        (a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "PROHIBITED TRANSFER"), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender.

        (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

        SECTION 7.3.    PERMITTED TRANSFERS

        Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, so long as Borrower delivers notice to Lender as soon as practicable thereafter and that such Restricted Party is promptly reconstituted, if applicable, following the death of such member, partner or shareholder and there is no change in Control of such Restricted Party as a result of such transfer; (b) transfers for estate planning purposes of an individual's interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, so long as such Restricted Party is reconstituted, if required, following such transfer and there is no change in Control of such Restricted Party as a result of such transfer; (c) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; (d) transfers of stock in PPT or partnership interests in PPAP, so long as either (i) PPT's securities are listed and traded on the New York Stock Exchange or another national securities exchange or quoted on a nationally recognized automated quotation system, or
(ii) both PPAP and PPT are at least twenty percent (20%) owned and Controlled by a Permitted Transferee; or (e) transfers of more than forty-nine percent (49%) of the direct or indirect interests in Borrower, provided PPAP or a Permitted Transferee directly or indirectly at all times shall continue to own twenty percent (20%) or more of the interests in Borrower (including interests in the general partner of Borrower); PROVIDED, HOWEVER, no such transfers shall result in a change in Control in the Restricted Party or change in control of the Property (other than a change in control resulting in control by a Permitted Transferee permitted in this Section 7.3), and as a condition to each such transfer, no Default or Event of Default shall have occurred and be continuing and Lender shall have received (i) not less than thirty (30) days prior written notice of such proposed transfer, (ii) evidence of the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, and (iii) if there will be a change of management at the Property, evidence of a new Qualified Manager for the Property and a new management agreement in place at the Property, both satisfactory to Lender and the Rating Agencies which rated the Securities. Notwithstanding anything to the contrary contained in this
Article 7, PPAP or a Permitted Transferee must continue to own, directly or indirectly, at least a 20% interest in, and Control, Borrower. Notwithstanding anything in this Article 7 to the contrary, either (i) PPAP's direct or indirect interests in Borrower may be assigned or (ii) there may be a private acquisition of the interests in PPAP or PPT, in either case, without Lender's consent in connection with a merger, consolidation or sale of substantially all of the assets of, or ownership interests in, PPAP or PPT so long as the surviving entity following such merger, consolidation or the acquisition by a Person of substantially all of the assets of, or ownership interests in, PPAP or PPT is a Permitted Transferee.

        SECTION 7.4.    LENDER'S RIGHTS

        Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies which rated the Securities that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) a new Qualified Manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All reasonable expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. In the event an opinion letter pertaining to substantive consolidation was delivered to Lender and the Rating Agencies rating the Securities in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 (including, without limitation Section 7.3(d)) results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised opinion letter pertaining to substantive consolidation to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender in its reasonable discretion and the applicable Rating Agencies in their sole discretion.

        SECTION 7.5.    ASSUMPTION

        Notwithstanding the foregoing provisions of this Article 7, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a "TRANSFEREE") provided that each of the following terms and conditions are satisfied:

        (a) no Default or Event of Default shall have occurred and be continuing;

        (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $15,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate. In addition, prior to the date which is the earlier of (i) twelve (12) months from the Closing Date or
(ii) the date on which a Securitization of the Loan occurs, Lender shall not consent to a transfer of the Property as provided herein if the consideration to be paid by the transferee to the Borrower is less than the appraised value of the Property as determined by Lender in connection with its underwriting of the Loan;

        (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one quarter of one percent (0.25%) of the then outstanding principal balance of the Note for the first such transfer and one half of one percent (0.50%) of the then outstanding principal balance of the Note for each subsequent transfer, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

        (d) Transferee shall have assumed and agreed to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall have executed, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

        (e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

        (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem reasonably necessary at the time of the transfer, all in form and substance reasonably satisfactory to Lender;

        (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

        (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new Qualified Manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

        (i) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

        (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

        (k) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

        (l) Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies that rate the Securities.

        A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale or Pledge of the Property. Upon the transfer of the Property pursuant to this Section 7.5, Borrower shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer.

        SECTION 7.6.    ASSUMPTION BY A PERMITTED TRANSFEREE

        Notwithstanding the foregoing provisions of this Article 7, Lender's consent shall not be required (nor shall any assumption fees be payable) with respect to a one time transfer of the Property to, and the simultaneous assumption of the Loan by, a Person meeting the requirements of Section 6.1 above and wholly owned and controlled by a Permitted Transferee, provided Lender receives thirty (30) days prior written notice of such proposed transfer and the conditions set forth in Sections 7.5(a), (d), (e), (f), (g), (h), (i) and (l) are satisfied and Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.6.

        SECTION 7.7.    PERMITTED MEZZANINE LOAN.

        Notwithstanding the prohibition on transfers set forth in this Article 7, provided no Event of Default has occurred and is continuing and upon not less than thirty (30) days prior written notice to Lender and receipt of Lender's prior written consent (not to be unreasonably withheld), the direct and/or indirect owners of Borrower ("PERMITTED MEZZANINE BORROWER") may incur indebtedness (the "PERMITTED MEZZANINE LOAN"); provided (a) a Qualified Institution (the "PERMITTED MEZZANINE LENDER") originates and at all times holds the Permitted Mezzanine Loan, (b) the Permitted Mezzanine Loan is secured solely by a pledge of the Permitted Mezzanine Borrower's equity interests in Borrower,
(c) such Permitted Mezzanine Lender enters into a subordination/intercreditor agreement with Lender subordinating the Permitted Mezzanine Loan to the Loan, which shall be in form and substance reasonably acceptable to Lender and the Rating Agencies that rate the Securities, (d) all of the Permitted Mezzanine Loan documents shall be reasonably acceptable to Lender, (e) the aggregate principal amount of the Permitted Mezzanine Loan shall not exceed an amount which when combined with the outstanding principal balance of the Loan shall result in (i) a Loan-to-Value Ratio greater than 75% or (ii) a Debt Service Coverage Ratio less than 1.05x (as to clauses
(i) and (ii), each are as determined by Lender in accordance with its standard underwriting criteria based on a new appraisal of the Property obtained by Lender at the time the Borrower requests approval for a Permitted Mezzanine Loan and which shall be obtained at Borrower's sole cost and expense)), (f) Borrower shall cause to be delivered to Lender written confirmation from the Rating Agencies rating the Securities that the Permitted Mezzanine Loan will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (g) the Permitted Mezzanine Borrower shall be structured into the organizational structure of Borrower in a manner such as not to adversely affect the bankruptcy remote nature of Borrower and shall not be contrary to Rating Agency criteria, all in the reasonable opinion of Lender, and all organizational documents of Borrower shall be revised to the reasonable satisfaction of Lender; (h) the Permitted Mezzanine Borrower and Borrower satisfy such other conditions as Lender shall determine in its reasonable discretion and/or deliver legal opinions (including, but not limited to, a revised substantive non-consolidation opinion), all of which shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies rating the Securities as Lender shall determine in its reasonable discretion to be in the interest of Lender, and (i) Borrower shall pay all of Lender's reasonable costs and expenses, including reasonable attorneys' fees in connection with this Section 7.7. A transfer to a Permitted Mezzanine Lender in connection with the exercise of its remedies shall not be a Prohibited Transfer hereunder provided that such exercise of remedies by Permitted Mezzanine Lender shall be done strictly in accordance with the provisions of the agreement required to be delivered pursuant to clause (c) above. Lender hereby acknowledges that the provisions of this Section 7.7 are not intended to prohibit any direct or indirect owner from entering into any other loans provided that the same are not secured by, or related to, the Property or any interest in Borrower in any manner unless it is a Permitted Mezzanine Loan entered into in accordance with this Section 7.7.

                                   ARTICLE 8
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

        SECTION 8.1.    INSURANCE

        (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

                (i) comprehensive "special causes of loss" form of insurance (or its equivalent) on the Improvements and the Personal Property (A) in an amount equal to not less than one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (B) written on a replacement cost basis and containing either an agreed amount endorsement with respect to the Improvements and Personal Property or a waiver of all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; (D) at all times insuring against at least those hazards that are commonly insured against under a "special causes of loss" form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and
        (z) hereof shall be on terms consistent with the special causes of loss form required under this subsection (i);

                (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000;
        (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and Article 14 hereof to the extent the same is available;

                (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of twenty-four (24) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan

        Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

                (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "special causes of loss" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                (vii) excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

                (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

        The Policies required to be maintained pursuant to clauses (i) through
(viii) above shall not contain exclusions for acts of terrorism or similar acts of sabotage (with respect to either Certified Coverage or Non-Certified Coverage), but may exclude acts of war and nuclear, chemical and biological acts ("ACTS OF TERROR"), or alternatively, Borrower shall have obtained and shall maintain throughout the term of Loan affirmative coverage thereunder insuring against Acts of Terror satisfactory to Lender in all respects and in the amounts and subject to the deductibles described in Sections 8.1(a)(i) and 8.1(a)(iii) above (the "TERRORISM COVERAGE"). Notwithstanding anything to the contrary contained herein, (i) if, after the Closing Date and at the expiration of any applicable Policy, it is no longer customary for Qualified Insurers insuring properties similar to the Property to (1) exclude acts of war and/or nuclear, chemical and/or biological acts, the Borrower shall obtain and maintain Terrorism Coverage without each of such referenced exclusions which are no longer customarily excluded by such Qualified Insurers and (2) exclude Acts of Terror from such Policies, then Borrower shall obtain and maintain said Policies without said exclusion and (ii) in the event that TRIA is no longer in effect, the Terrorism Coverage for acts similar to acts included within the Certified Coverage under TRIA shall be maintained in the amount of full replacement cost and business income as provided in this Section 8.1. The deductible for any Terrorism Coverage shall not exceed $1,000,000. Notwithstanding the foregoing, in no event shall Borrower be required to pay premiums on Terrorism Coverage in excess of 300% of the premiums Borrower pays on the date hereof for Terrorism Coverage. At all times, Borrower shall be required to maintain as much Terrorism Coverage as can be maintained, up to 100%, at premiums equal to, but not more than 300% of the premiums Borrower pays on the date hereof for Terrorism Coverage.

        (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A" or better by S&P (and the equivalent from the other Rating Agencies) (or such other ratings promulgated from time to time by S&P and Moody's for properties and transactions similar in type and size to the Property and the Loan); provided, further, the coverage may be provided through multiple insurance companies of which at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer insurance companies) or at least sixty percent (60%) of the coverage (if there are five (5) or more insurance companies) is with carriers having a claims paying ability rating of not less than "A", but in no event lower than "BBB" by Standard & Poor's Ratings Group and its equivalent by each of the Rating Agencies rating the Securities for any individual carrier) or with a claims paying ability rating otherwise acceptable to Lender. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver to Lender prior to the Closing Date an Acord 27 or similar certificate of insurance evidencing the coverages and amounts required hereunder and, upon request of Lender as soon as available after the Closing Date, certified copies of all Policies. Not less than ten (10) days prior to the expiration dates of any insurance coverage in place with respect to the Property, Borrower shall deliver to Lender an Acord 27 or similar certificate, accompanied by evidence satisfactory to Lender of payment of the premiums due in connection therewith (the "INSURANCE PREMIUMS"), and, as soon as available thereafter, certified copies of all renewal Policies.

        (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

        (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

        (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

                (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled by the insurer without at least thirty (30) days' (ten (10) days' in the case of non-payment of premium) prior written notice to Lender and any other party named therein as an additional insured;

                (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

                (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

        (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its reasonable discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

        SECTION 8.2.    CASUALTY

        If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

        SECTION 8.3.    CONDEMNATION

        Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through

Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

        SECTION 8.4.    RESTORATION

        The following provisions shall apply in connection with the Restoration of the Property:

        (a) If the Net Proceeds shall be less than $500,000 and the costs of completing the Restoration shall be less than $500,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

        (b) If the Net Proceeds are equal to or greater than $500,000 or the costs of completing the Restoration are equal to or greater than $500,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "NET PROCEEDS" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi), (vii) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                        (A) no Event of Default shall have occurred and be continuing;

                        (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of the Property's fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and less than fifteen percent (15%) of the aggregate floor area of the Improvements is taken and the taking does not exceed fifteen percent (15%) of the Property's fair market value immediately prior to the occurrence of such taking;

                        (C) Leases covering in the aggregate at least sixty-five percent (65%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

                        (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than the later to occur of (i) sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs, or (ii) if Borrower has satisfied all of the conditions necessary for distribution, the date on which Lender first makes the Net Proceeds available to Borrower) and shall diligently pursue the same to satisfactory completion;

                        (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

                        (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six
                (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases described in Section 8.4(b)(i)(C) or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

                        (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements in all material respects;

                        (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance in all material respects with all applicable Legal Requirements;

                        (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

                        (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration; and

                        (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

                (ii) The Net Proceeds shall be held by Lender in an interest bearing account until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Business Interruption Proceeds shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents, including the payment of Actual Operating Expenses.

                (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "RESTORATION CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $100,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant not to be unreasonably withheld. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

                (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this
        Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

        (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt without payment of any prepayment premium (provided no Event of Default is continuing) whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or,
(y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate. If, pursuant to this Section 8.4, Lender shall receive and retain Net Proceeds, (i) the lien of the Mortgage shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt; and (ii) notwithstanding any other provisions hereof, Borrower shall not be required to repair or restore the portion of the Property affected by such Casualty or Condemnation to the condition or character the Property was in immediately prior to such Casualty or Condemnation so long as no Event of Default exists, but Borrower shall be required to remove all debris with respect to the portion of the Property not required to be restored in a manner that is safe and is not dangerous to health or other property and is in compliance with all applicable laws.

        (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title, to the extent not prohibited by the Policies.

                                   ARTICLE 9
                                  RESERVE FUNDS

        SECTION 9.1.    INTENTIONALLY OMITTED

        SECTION 9.2.    INTENTIONALLY OMITTED

        SECTION 9.3.    TENANT IMPROVEMENTS AND LEASING COMMISSIONS

        (a) Borrower hereby agrees to (a) perform, or cause to be performed, tenant improvements required under any Lease entered into in accordance with the provisions of Section 5.13 of this Agreement (collectively, the "TENANT IMPROVEMENTS"), and (b) pay the costs of leasing commissions incurred by Borrower in connection with the leasing of the Property or a portion thereof (collectively, "LEASING COMMISSIONS").

        (b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent to fund Tenant Improvements and Leasing Commissions (the "LEASING RESERVE ACCOUNT") into which Borrower shall deposit,
(1) upon receipt of notice from any tenant under a Major Lease (a "MAJOR TENANT") of such Major Tenant's intent to exercise a termination option under its respective Lease an amount equal to (x) $20 multiplied by the net rentable square footage related to such Major Tenant's Lease to be terminated, less (y) any sum or termination fee payable to Borrower in connection therewith (which sum may be substituted with a Letter of Credit, which Letter of Credit shall be drawn upon as otherwise provided herein), and (2) any sum or termination fee payable to Borrower in connection with any early termination option contained in a lease of space at the Property (the "TERMINATION FEE DEPOSIT") on the date of Borrower's receipt thereof. Amounts so deposited shall hereinafter be referred to as the "LEASING RESERVE FUNDS." Notwithstanding anything in this Article 9 to the contrary, Leasing Reserve Funds collected with respect to a specific leased space at the Property shall be made available for Tenant Improvements and Leasing Commissions associated with that leased space and disbursed by Lender to Borrower in accordance with Sections 9.4 and 9.5 below. Any funds remaining in the Leasing Reserve Account with respect to leased space for which there are no more Tenant Improvements or Leasing Commissions owing shall be returned to Borrower, provided no Event of Default has occurred and is continuing.

        SECTION 9.4.    REQUIRED WORK

        Borrower shall diligently pursue all Tenant Improvements (the "REQUIRED WORK") to completion in accordance with the following requirements:

        (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $200,000. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

        (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work (subject to the rights of Tenants), upon thirty (30) day prior notice to Borrower, and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

        (c) In order to facilitate Lender's completion of the Required Work pursuant to Section 9.4(b) above, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

        (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

        (e) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section
9.4 to enter onto the Property during normal business hours upon prior reasonable notice (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

        (f) Lender may, to the extent any Required Work exceeds $200,000 and would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

        (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

        (h) Before each disbursement of the Reserve Funds in excess of $200,000, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

        (i) All Required Work shall comply in all material respects with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

        (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

        SECTION 9.5.    RELEASE OF RESERVE FUNDS

        (a) Upon written request from Borrower and satisfaction of the requirements set forth in this Section 9.5, Lender shall disburse to Borrower amounts from the Leasing Reserve Account to the extent necessary either to reimburse Borrower or pay sums invoiced to Borrower for the actual costs of Tenant Improvements and/or Leasing Commissions incurred in connection with Leases entered into in accordance with the Loan Documents, provided that (A) such Leasing Commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such Leasing Commissions are due, and (B) the amount of such Leasing Commissions are determined pursuant to arm's-length transactions between Borrower and any leasing agent to which a Leasing Commission is due, and excluding any Leasing Commissions which shall be due any member, general partner or shareholder of Borrower or any affiliate of Borrower. Notwithstanding the preceding sentence, in no event shall Lender be required to disburse funds from any of the Reserve Accounts if an Event of Default exists.

        (b) With each request for disbursement, Borrower shall certify in writing to Lender that all Required Work has been performed in substantial accordance with all material Legal Requirements and that all such Required Work has been completed lien free and paid for in full or will be paid for in full upon disbursement of the requested funds. In addition, each request for disbursement in excess of $100,000 shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided, (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made, (iii) if requested by Lender, conditional lien waivers from each contractor, supplier, materialman, mechanic or subcontractor with respect to the completion of its work or delivery of its materials, and (iv) include, if such request for disbursement is in connection with Tenant Improvements and is the last disbursement to be made with respect to a Tenant Improvement, an estoppel certificate from the Tenant(s) for which the Tenant Improvements have been performed stating that such Tenant(s) has accepted the premises demised under the applicable Lease(s), and/or if such request for disbursement is in connection with Leasing Commissions, a certificate from the leasing agent that no further sums are due at such time to it in connection with the applicable Lease. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Tenant Improvement

(or the portion thereof completed in accordance with Section 9.5(d)), or the full performance by the leasing agent of its obligations at such time (in the case of Leasing Commissions), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence reasonably satisfactory to Lender in its reasonable judgment of such completion or performance.

        (c) Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request. In the case of Leasing Commissions, payment shall be made to any leasing agent to which a Leasing Commission is due in the amount of invoices submitted by such leasing agent, provided all of the other conditions for disbursements for such Leasing Commissions are satisfied in the reasonable judgment of Lender.

        (d)     If (i) the cost of any item of Required Work exceeds $50,000,
(ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, and (C) all other conditions in this Agreement for disbursement have been satisfied.

        (e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work or Leasing Commission for which the disbursement is requested.

        (f)     (intentionally omitted)

        (g)     (intentionally omitted)

        (h) Lender's disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

        (i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender shall return any excess to Borrower. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

        (j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

        (k)     (intentionally omitted)

        (l)     (intentionally omitted)

        (m) Upon the earlier to occur of (i) the completion of all Tenant Improvements and the full performance by the leasing agent of its obligations with respect to any Leasing Commissions, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Leasing Reserve Account shall be returned to Borrower or the Person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

        SECTION 9.6.    TAX AND INSURANCE RESERVE FUNDS

        Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "TAX AND INSURANCE RESERVE ACCOUNT") into which Borrower shall deposit on the date hereof an amount, which, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy reasonably acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE RESERVE FUNDS"). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and
Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof. Notwithstanding the foregoing, on the date hereof, PPAP has delivered a Tax and Insurance Payment Guaranty (the "TAX PAYMENT GUARANTY"), which Tax Payment Guaranty provides that, in the event that Borrower elects not to make deposits into the Tax and Insurance Reserve Account as provided in this Section 9.6, PPAP guarantees the payment of any Taxes and Insurance Premiums that would be paid out of the Tax and Insurance Reserve Account.

        SECTION 9.7.    INTENTIONALLY OMITTED

        SECTION 9.8.    INTENTIONALLY OMITTED

        SECTION 9.9.    RESERVE FUNDS GENERALLY

        (a)     (i)     Except for the Leasing Reserve Account, no earnings or
interest on the Reserve Accounts shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains such non-interest-bearing Reserve Accounts shall have any obligation to keep or maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any non-interest-bearing Reserve Account or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall not be invested except in Permitted Investments, and (B) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

                (ii) Funds deposited in the Leasing Reserve Account shall be held in an interest-bearing business savings account and interest shall be credited to Borrower. In no event shall Lender or any loan servicer that at any time holds or maintains the Leasing Reserve Account be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the Leasing Reserve Account and shall be disbursed in accordance with Section 9.5 above; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on Leasing Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of the Leasing Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.

        (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the

Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

        (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

        (d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

        (e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

        (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. In addition, at Lender's election, Borrower shall lose all of its rights to receive interest on the Leasing Reserve Account during the occurrence and continuance of an Event of Default. During the continuance of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or
(E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

        (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

        (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

        (i)     Borrower will maintain the security interest created by this
Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

        SECTION 9.10.   LETTERS OF CREDIT

        (i) As provided in this Article 9, in lieu of making certain Reserve Funds deposits, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 9.10. The aggregate amount of any Letter of Credit and cash on deposit with respect to any Reserve Fund shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement. Any Letters of Credit delivered by Borrower in lieu of Leasing Reserve Funds shall be returned to Borrower, or reduced, in an amount equal to any Tenant Improvement and Leasing Commission costs actually paid by Borrower.

        (ii) Borrower shall give Lender no less than thirty (30) days notice of Borrower's election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

        SECTION 9.11.   PROVISIONS REGARDING LETTERS OF CREDIT

        (a) Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to a prepayment premium as set forth in Section 2.4(c) hereof. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

        (b) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

                                   ARTICLE 10
                                 CASH MANAGEMENT

        SECTION 10.1.   LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT

        (a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, (i) pursuant to the Lockbox Agreement, an Eligible Account into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "LOCKBOX ACCOUNT"), and (ii) an Eligible Account into which funds in the Lockbox Account shall be transferred pursuant to the terms of Section 10.2(c) hereof (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "CASH MANAGEMENT ACCOUNT").

        (b) The Lockbox Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes (except to the extent Lender retains any interest earned on the Cash Management Account for its own account following the occurrence and during the continuance of an Event of Default). Sums on deposit in the Cash Management Account shall not be invested except in such Permitted Investments as determined and directed by Lender and all income earned thereon shall be the income of Borrower and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article 10. Neither Lockbox Bank nor Lender shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

        (c) The Lockbox Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.

        (d) Borrower agrees to pay the customary fees and expenses of Deposit Bank (incurred in connection with maintaining the Lockbox Account) and Lender (incurred in connection with maintaining the Lockbox Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

        (e) Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

        SECTION 10.2.   DEPOSITS AND WITHDRAWALS

        (a)     Borrower represents, warrants and covenants that:

                (i) Concurrently with the execution of this Agreement, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Lockbox all payments of Rents or any other item payable under such Leases pursuant to an instruction letter in the form reasonably approved by Lender (a "TENANT DIRECTION LETTER"). If Borrower fails to provide any such notice (and without prejudice to Lender's rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;

                (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an "accounts receivable" basis with respect to the Property to deliver all payments due under such accounts to the Lockbox. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;

                (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and
        (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Lockbox Account within one
        (1) Business Day of receipt;

                (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and

                (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Lockbox Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

        (b) Provided no Event of Default is continuing, Borrower hereby irrevocably authorizes Lender to transfer, or cause to be transferred, and Lender shall transfer, on each Business Day by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Lender of immediately available funds, all collected and available balances in the Lockbox Account to an account controlled by Borrower, at the direction of Borrower.

        (c) Notwithstanding anything to the contrary in this section, if an Event of Default shall have occurred and be continuing, all transfers to the Borrower pursuant to Section 10.2(b) hereof shall cease and on each Business Day all funds held in the Lockbox Account shall be transferred to the Cash Management Account. Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Lockbox Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender's sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender's right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

        SECTION 10.3.   SECURITY INTEREST

        (a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in each of the Accounts and the Account Collateral. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to each of the Accounts and the Account Collateral against the claims and demands of all Persons whomsoever.

        (b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Account and Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

        (c) Upon the occurrence of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Accounts and the Account Collateral. Without limitation of the foregoing, upon any Event of Default, Lender may use the Accounts and the Account Collateral for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Accounts and the Account Collateral and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Accounts and the Account Collateral to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

        (d) Notwithstanding anything to the contrary contained herein, for purposes of this Article 10 only, Business Day shall mean a day on which Lender and Lockbox Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable, with respect to Lender and at the office in the city where the Lockbox Account is maintained, with respect to Lockbox Bank (in both instances, excluding Saturdays and Sundays).

                                   ARTICLE 11
                           EVENTS OF DEFAULT; REMEDIES

        SECTION 11.1.   EVENT OF DEFAULT

        The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

        (a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, Borrower shall not be in default so long as there is sufficient money in the Cash Management Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender's access to such money has not been constrained or constricted in any manner. Notwithstanding anything to the contrary set forth in this Agreement (including, without limitation, the terms of this SECTION 11.1(A)), if an Event of Default described in this Section 11.1(a) shall arise by reason of Borrower's failure to make a payment required to be made on a Scheduled Payment Date (other than the Maturity Date), and such failure has not occurred on any other occasion in the preceding twelve (12) month period, then Lender's right to accelerate the Loan under SECTION 11.2 by reason of such failure shall be conditioned on Borrower's failure to cure such default by 12:30 p.m. on the first (1st) Business Day after Lender delivers notice to Borrower of such failure;

        (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid when the same are delinquent, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner and subject to Borrower's right to contest as provided in Section 5.4(b);

        (c) if (i) the Policies are not kept in full force and effect, (ii) the Accord 28 (or similar) certificate is not delivered to Lender in accordance with Section 8.1 or (iii) certified copies of the Policies are not delivered to Lender upon request, provided such copies are available;

        (d) if Borrower breaches in any material respect any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in Article 7 hereof;

        (e) if any representation or warranty of, or with respect to, Borrower, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made and Borrower has not corrected the circumstances which caused such representation or warranty to be false or misleading as and when made within thirty (30) days of notice from Lender;

        (f) if (i) Borrower, or any managing member or general partner of Borrower or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

        (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

        (h) if the Property becomes subject to any mechanic's, materialman's or other Lien in excess of $50,000 other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

        (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, or any SPE Component Entity (if any) or the Property and same is not discharged of record within thirty (30) days after same is filed;

        (j) if a final judgment is filed against the Borrower in excess of $250,000 which is not vacated or discharged within 30 days;

        (k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

        (l) subject to Section 5.22 hereof, if Borrower defaults under any of the Parking Leases and such default continues after the expiration of applicable grace periods, if any;

        (m) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Lender's prior written consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA; or

        (n) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days.

        SECTION 11.2.   REMEDIES

        (a) During the continuance of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against

Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in
Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

        (b) During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                   ARTICLE 12
                            ENVIRONMENTAL PROVISIONS

        SECTION 12.1.   ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants, based upon an Environmental Report of the Property and information that Borrower knows or should reasonably have known, that, except for those matters addressed in the Environmental Report, to Borrower's knowledge: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in material compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to Lender pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in material violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property; (c) there is no threat of any Release of Hazardous Materials migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to liability for Hazardous Materials in, on, under or from the Property; (f) the Property is free of Mold; and (g) Borrower has provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of or the presence of Mold at the Property.

        SECTION 12.2.   ENVIRONMENTAL COVENANTS

        Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property which could pose liability under Environmental Laws; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to Lender in the Environmental Reports (C) with respect to Mold, not in a condition, location, or of a type which could reasonably be anticipated to pose a risk to human health or safety or the environment or which could reasonably be anticipated to (i) result in material damage, to or (ii) materially and adversely affect or impair the value or marketability of, the Property; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in material compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall keep the Property free of Mold; and (h) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (i) Borrower shall not knowingly allow any tenant or other user of the Property to violate any Environmental Law; and (j) Borrower shall immediately notify Lender in writing after it has become aware of (A) any material presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any material non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any material required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to material liability for Hazardous Materials.

        SECTION 12.3.   LENDER'S RIGHTS

        Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property with two (2) days prior notice to Borrower, subject to rights of Tenants, at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's reasonable discretion) and, if warranted, taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

        SECTION 12.4.   OPERATIONS AND MAINTENANCE PROGRAMS

        If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

        SECTION 12.5.   ENVIRONMENTAL DEFINITIONS

        "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "ENVIRONMENTAL Liens" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "ENVIRONMENTAL REPORT" means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. To the extent not used or stored in violation of any applicable Environmental Law, Hazardous Materials shall not include products used in the normal conduct of business by office or retail tenants or for routine maintenance and repair. "MOLD" shall mean any mold, fungi, bacterial or microbial matter present at or in the Property, including, without limitation, building materials which is in a condition, location or a type which could reasonably be anticipated to pose a risk to human health or safety or the environment, could reasonably be anticipated to (i) result in material damage, or (ii) materially and adversely affect or impair the value or marketability of, the Property. "RELEASE" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement into the environment of Hazardous Materials.

        SECTION 12.6.   INDEMNIFICATION

        (a) Borrower covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Property; (ii) any past, present or actual or threatened Release of Hazardous Materials in, on, above, under or from the Property; (iii) any activity by Borrower, any Person affiliated with Borrower, and any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition, Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Materials which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.

        (b) Upon written request by any Indemnified Party, Borrower shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

        (c) Notwithstanding the foregoing, Borrower shall not have any liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrower can conclusively prove that such Losses were caused by the direct or indirect actions of an Indemnified Party or any partner, member, principal officer, director, trustee or manager of an Indemnified Party or any employee, agent, contractor or Affiliate of an Indemnified Party or that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and that such Losses were not caused by the direct or indirect actions of Borrower, or any partner, member, principal, officer, director, trustee or manager of Borrower or any employee, agent, contractor or Affiliate of Borrower. The obligations and liabilities of Borrower under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage, except that, upon payment in full of the Loan, Borrower shall be released from liability under this Section
12.6 upon delivery to Lender of a environmental report in form and substance and from an engineer acceptable to Lender and dated no earlier than the date on which the Loan is paid in full.

                                   ARTICLE 13
                                SECONDARY MARKET

        SECTION 13.1.   TRANSFER OF LOAN

        Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("PARTICIPATIONS") or syndicate the Loan ("SYNDICATION") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("SECURITIES") (a Syndication or the issuance of Participations and/or Securities, a "SECURITIZATION").

        SECTION 13.2.   DELEGATION OF SERVICING

        At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

        SECTION 13.3.   DISSEMINATION OF INFORMATION

        Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "INVESTOR") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, any SPE Component Entity (if any) and the Property, including financial statements previously prepared by, or on behalf of, Borrower and provided by Borrower, whether furnished by Borrower or otherwise, as Lender determines reasonably necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

        SECTION 13.4.   COOPERATION

        At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably requested by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:

        (a) provide updated financial, budget and other information with respect to the Property, Borrower and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports, provided that any Phase II testing or other invasive testing shall be performed only after Borrower receives reasonable evidence that the consultants or engineers performing such testing are insured and have provided reasonably appropriate indemnifications to Borrower) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing being referred to as the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies rating the Securities;

        (b) at Borrower's expense (not subject to the $15,000 cap on expenses described below), amend Borrower's or Borrower's general partner's organizational documents to provide for two (2) Independent Managers, if required to do so by the Rating Agencies in connection with a Securitization;

        (c) at Borrower's expense (subject to the $15,000 cap on expenses described below), cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, and a 10b-5 comfort letter, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

        (d) upon prior notice and subject to rights of tenants, permit site inspections, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

        (e) make the representations and warranties with respect to the Property, Borrower and the Loan Documents as are made in the Loan Documents and such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies to the extent true as of such date;

        (f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note or increase any sums payable by Borrower under the Loan Documents, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or
(iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities, or reduce Borrower's rights, under the Loan Documents;

        (g) deliver to Lender and/or any Rating Agency rating the Securities, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy in all material respects, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

        (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

        (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

        Notwithstanding anything in this Article 13 to the contrary, Borrower shall only be responsible for reasonable third party costs and expenses up to $15,000 incurred by Borrower or Lender in connection with Borrower's complying with requests made under this Article 13, except for the addition of any Independent Manager which may be required pursuant to Section 13.4(b) hereof.

        In the event that Borrower requests any consent or approval hereunder following the closing date of the Securitization and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

        SECTION 13.5.   SECURITIZATION INDEMNIFICATION

        (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary which was prepared by Borrower (as opposed to third parties) to keep the Disclosure Document accurate and complete in all material respects.

        (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan), as applicable, including without limitation, the sections entitled "Special Considerations," and/or "Risk Factors," and "Certain Legal Aspects of the Mortgage Loan," or similar sections, and all sections relating to Borrower, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and that, to Borrower's knowledge, such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "ISSUER PERSON"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "ISSUER GROUP"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) (other than any such statement made in reliance upon the reports of third parties who are not agents of Borrower or Manager, and that were not based upon any untrue statement of a material fact by Borrower or its Affiliates or agents, that do not, to Borrower's knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or necessary in order to make the statements in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the "SECURITIES LIABILITIES") and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses
(B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in conformity with information furnished by Borrower or Manager in writing to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower expressly for use in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in connection with the underwriting of the Loan, including, without limitation, to the extent prepared by or on behalf of Borrower or Manager, financial statements of Borrower, operating statements, rent rolls, with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and
(C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided in writing by Borrower or their Affiliates if Borrower does not provide the indemnification certificate. The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary private placement memorandum or preliminary prospectus shall not inure to the benefit of any member of the Underwriter Group (or any person controlling such member of the Underwriter Group) from whom the Person asserting any Loss purchased any of the Securities which are the subject thereof if the Borrower shall sustain the burden of proving that any such Loss resulted from the fact that such Person was not sent or given a copy of the final private placement memorandum or final prospectus at or prior to the written confirmation of the sale of such Securities to such Person and the Loss resulted from an untrue statement contained in or omission from such preliminary private placement memorandum or preliminary prospectus that was corrected in the final private placement memorandum or final prospectus.

        (c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agrees to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities. Borrower shall be liable under this
Section 13.5(c) only to the extent that such Loss arises out of any untrue statement or omission made therein in reliance upon and in conformity with written information furnished by Borrower, Manager, any Affiliate of Borrower or any of their agents to Lender or any failure to state any material fact known to Borrower and required to be stated in such written information in order to make such written information in light of the circumstances under which they were made not misleading.

        (d)     Promptly after receipt by an indemnified party under this
Section 13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.5 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party. In no event shall an indemnifying party be liable to an indemnified party under this Section 13.5 for any Losses to which such indemnified party may become subject to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such indemnified party.

        (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(c) or Section 13.5(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(c) or Section 13.5(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and further provided, Borrower shall be liable under this Section 13.5(e) only to the extent that such Loss arises out of any untrue statement or omission made therein in reliance upon and in conformity with written information furnished by Borrower, Manager, any Affiliate of Borrower or any of their agents to Lender expressly for use in the Disclosure Document or any failure to state any material fact known to Borrower and required to be stated in such written information in order to make such written information in light of the circumstances under which they were made not misleading. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the indemnified party's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

        (f) The liabilities and obligations of Borrower and Lender under this Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

                                   ARTICLE 14
                                INDEMNIFICATIONS

        SECTION 14.1.   GENERAL INDEMNIFICATION

        Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts, or
(g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "INDEMNIFIED Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

        SECTION 14.2.   MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION

        Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

        SECTION 14.3.   ERISA INDEMNIFICATION

        Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section
5.18 of this Agreement.

        Section 14.4.   SURVIVAL

        The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

                                   ARTICLE 15
                                   EXCULPATION

        SECTION 15.1.   EXCULPATION

        (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents;
(ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, Section 13.5 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any

Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

        (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower shall be personally liable to Lender for Losses due to:

                (i) fraud or intentional misrepresentation by Borrower or any other Affiliate of Borrower in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

                (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

                (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

                (iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

                (v) Borrower's failure to pay Taxes, Other Charges (except to the extent that (A) sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof or (B) there is insufficient cash flow from the operation of the Property), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;

                (vi) Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

                (vii) any act of actual waste or arson by Borrower, any principal, Affiliate, member or general partner thereof;

                (viii) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property; or

                (ix)    Borrower's gross negligence or willful misconduct.

        (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event (i) of a breach by Borrower or any SPE Component Entity (if any) of any of the covenants set forth in Article 6 hereof, to the extent that such breach is (A) material and (B) is not cured within fifteen (15) days of the earlier to occur of notice from Lender or Borrower's knowledge of such breach, (ii) of a breach of any of the covenants set forth in
Article 7 hereof, (iii) the

Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding of Borrower, (iv) Borrower or any Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; or (vi) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property.

        (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

                                   ARTICLE 16
                                     NOTICES

        SECTION 16.1.   NOTICES

        All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

        If to Lender:          Bank of America, N.A.
                               Capital Markets Servicing Group
                               900 West Trade Street, Suite 650
                               NC1-026-06-01
                               Charlotte, North Carolina 28255
                               Attn: Servicing Manager
                               Telephone No: (866) 531-0957

        If to Borrower:        Burnett Plaza Associates, L.P.
                               3890 West Northwest Highway, Suite 400
                               Dallas, Texas 75220
                               Attention: President and Chief Financial Officer
                               Facsimile No.: (214) 350-2437

        With a copy to:        Akin Gump Strauss Hauer & Feld LLP
                               1700 Pacific Avenue, Suite 4100
                               Dallas, Texas 75201
                               Attention: Randell M. Ratner, PC
                               Facsimile No.: (214) 969-4343

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                                   ARTICLE 17
                               FURTHER ASSURANCES

        SECTION 17.1.   REPLACEMENT DOCUMENTS

        Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender's custodian (at Lender's option) shall provide to Borrower Lender's (or Lender's custodian's) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

        SECTION 17.2.   RECORDING OF MORTGAGE, ETC.

        Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

        SECTION 17.3.   FURTHER ACTS, ETC.

        Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3 to the extent Borrower fails to comply with this
Section 17.3 following Lender's demand.

        SECTION 17.4.   CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS

        (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

        (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

        If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

        SECTION 17.5.   EXPENSES

        Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property);
(b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Borrower's out-of-pocket expenses incurred with respect to its compliance with Section 13.4 (except for Section 13.4(b)) hereof shall be limited to $15,000.

                                   ARTICLE 18
                                     WAIVERS

        SECTION 18.1.   REMEDIES CUMULATIVE; WAIVERS

        The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

        SECTION 18.2.   MODIFICATION, WAIVER IN WRITING

        No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

        SECTION 18.3.   DELAY NOT A WAIVER

        Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

        SECTION 18.4.   TRIAL BY JURY

        BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY

OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

        SECTION 18.5.   WAIVER OF NOTICE

        Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

        SECTION 18.6.   REMEDIES OF BORROWER

        In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

        SECTION 18.7.   WAIVER OF MARSHALLING OF ASSETS

        To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

        SECTION 18.8.   WAIVER OF STATUTE OF LIMITATIONS

        Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

        SECTION 18.9.   WAIVER OF COUNTERCLAIM

        Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                                   ARTICLE 19
                                  GOVERNING LAW

        SECTION 19.1.   CHOICE OF LAW

        This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, (a) that with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts, the Cash Management Account and the Lockbox Account, the laws of the state where each such account is located shall apply.

        SECTION 19.2.   SEVERABILITY

        Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION 19.3.   PREFERENCES

        Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                                   ARTICLE 20
                                  MISCELLANEOUS

        SECTION 20.1.   SURVIVAL

        This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

        SECTION 20.2.   LENDER'S DISCRETION

        Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

        SECTION 20.3.   HEADINGS

        The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION 20.4.   COST OF ENFORCEMENT

        In the event (a) that the Mortgage is foreclosed in whole or in part,
(b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or
(c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

        SECTION 20.5.   SCHEDULES INCORPORATED

        The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        SECTION 20.6.   OFFSETS, COUNTERCLAIMS AND DEFENSES

        Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

        SECTION 20.7. NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES

        (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

        (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

        (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

        (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

        (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

        (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

        SECTION 20.8.   PUBLICITY

        All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower and its Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

        SECTION 20.9.   CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE

        In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

        SECTION 20.10.  ENTIRE AGREEMENT

        This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                        BORROWER:

                        BURNETT PLAZA ASSOCIATES, L.P., a Delaware limited partnership

                        By: Burnett Plaza Associates GP, LLC, a Delaware limited liability company, its general partner

                                By:     Prentiss Properties Acquisition
                                        Partners, L.P., a Delaware limited
                                        partnership, its sole member

                                        By:     Prentiss Properties I, Inc., a
                                                Delaware corporation, its
                                                general partner

                                                By:_____________________________
                                                   Name:   Thomas P. Simon
                                                   Title:  Senior Vice President






                        LENDER:


                        BANK OF AMERICA, N.A., a
                        national banking association


                        By:___________________________
                           Name:
                           Title:

                                    EXHIBIT A
                                    ---------

                                  Annual Budget
                                  -------------

                                    EXHIBIT B
                                    ---------

                       Borrower Equity Ownership Structure
                       -----------------------------------

                                    EXHIBIT C
                                    ---------

             Subordination, Non-Disturbance and Attornment Agreement
             -------------------------------------------------------